Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports Second Quarter Financial Results

▪	Second quarter 2014 net income of $7.5 million, or $.22 per diluted share

▪	Solid organic loan growth and lower noninterest expenses

▪	Signed two definitive merger agreements

ATLANTA, GA, July 24, 2014 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended June 30, 2014. Net income for the second quarter of 2014 was $7.5 million, compared to net income of $137,000 for the second quarter of 2013 and net income of $4.3 million for the first quarter of 2014. Fully diluted earnings per share were $.22 in the second quarter of 2014 compared to $.00 in the second quarter of 2013 and $.13 in the first quarter of 2014.

Joe Evans, Chairman and CEO, commented, "Today marks the fifth anniversary of State Bank as well as the expiration of the loss share coverage under our commercial loss share agreements for our first acquisition, and I could not be more pleased with where we stand. As our second quarter results reflect, we believe we are exiting loss share very successfully and are continuing to make solid progress in building the core bank as we announced two healthy bank acquisitions that will enhance our current franchise and expand our brand into a new market. I look forward to continuing our positive momentum in the second half of the year."

Operating Highlights

Net interest income was $33.1 million in the second quarter of 2014, down from $42.4 million in the first quarter of 2014 and $41.6 million in the second quarter of 2013 due to lower accretion income on covered loans. Accretion income on covered loans was $17.1 million in the second quarter of 2014, down from $26.5 million in the first quarter of 2014. The higher accretion income in the previous quarter was due primarily to gains on covered loan pools that closed out in the first quarter of 2014. Interest income on noncovered loans for the second quarter of 2014 was $15.4 million, up from $15.3 million in the prior quarter and $15.1 million in the second quarter of 2013. The yield on noncovered loans decreased to 5.20% in the second quarter of 2014 primarily as a result of payoffs from higher-yielding commercial real estate loans as well as lower yields on new fundings. Interest expense of $1.8 million in the second quarter of 2014 was down versus the prior quarter and the prior year period. Cost of funds for the second quarter of 2014 of 35 basis points was down two basis points from the prior quarter and the prior year period.

The noncovered loan portfolio continued to perform well in the second quarter of 2014 as recoveries were greater than charge-offs for the third consecutive quarter. The provision for loan losses on noncovered loans was $1.0 million in the second quarter of 2014 and was primarily attributable to organic loan growth. The provision on covered loans, net of the FDIC benefit, was a negative $299 thousand in the second quarter of 2014 due to actual cash flows on covered loans exceeding estimated cash flows.

Noninterest income excluding amortization of the FDIC receivable for loss share agreements, which we refer to as the indemnification asset, was $3.3 million for the second quarter of 2014, up from $3.1 million in the first quarter of 2014 primarily due to increases in service charges on deposits, ATM and other income. Total noninterest income for the second quarter of 2014, which includes amortization of the indemnification asset, was $1.4 million compared to negative $12.2 million in the first quarter of 2014 and negative $16.5 million in the second quarter of 2013.

Amortization of the indemnification asset negatively impacted noninterest income by $1.9 million in the second quarter of 2014 compared to $15.3 million in the first quarter of 2014 and $20.8 million in the second quarter of 2013. As of June 30, 2014, we are currently projecting $20 million of scheduled amortization of the indemnification asset with an estimated weighted average life of four quarters, versus $140 million of scheduled loan accretion income with an estimated weighted average life of ten quarters.

Total noninterest expense for the second quarter of 2014 was $22.1 million, down $1.0 million from the first quarter of 2014 and $3.4 million from the second quarter of 2013. Salary and benefit costs decreased $502 thousand in the quarter to $14.6 million for the second quarter of 2014. Loan collection and OREO costs decreased $656 thousand as we experienced a net recovery of $32 thousand in the second quarter of 2014. The second quarter included approximately $265 thousand of merger expenses related to the two acquisitions in the quarter.

Financial Condition

Total assets at June 30, 2014 were $2.58 billion, down from $2.62 billion at March 31, 2014 and $2.61 billion at June 30, 2013. Loans not covered by loss share agreements with the FDIC increased to $1.23 billion at June 30, 2014, a net increase of $63.4 million from the first quarter of 2014. Noncovered loans comprise 85.3% of total gross loans at June 30, 2014. Total net loans were $1.41 billion at June 30, 2014, up $28.8 million from the first quarter of 2014 but down $17.4 million from the second quarter of 2013 as covered loans have declined $122.4 million since the second quarter of 2013.

Total deposits at June 30, 2014 were $2.12 billion, down from $2.14 billion at the end of the first quarter of 2014 and $2.13 billion at the end of the second quarter of 2013. Noninterest-bearing deposits increased $31.5 million from the second quarter of 2013. Period-end noninterest-bearing deposits represented 21.8% of total deposits as of June 30, 2014. Average noninterest-bearing deposits, which increased for the ninth consecutive quarter, were up $24.1 million from the first quarter of 2014 and $55.3 million from the second quarter of 2013.

Tangible book value per share was $13.58 at the end of the second quarter of 2014. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 16.84% and a Tier I risk-based capital ratio of 27.06%.

Recent Transactions

On April 28, 2014, we announced the signing of a definitive agreement with Atlanta Bancorporation, Inc. and its wholly-owned subsidiary, Bank of Atlanta. Upon closing of the transaction, Atlanta Bancorporation will merge into State Bank Financial Corporation, immediately followed by the merger of Bank of Atlanta into State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial Corporation. Bank of Atlanta is headquartered in midtown Atlanta and operates one additional banking office in Duluth, Georgia. At March 31, 2014, Bank of Atlanta had approximately $198 million of total assets, $123 million of loans and $161 million of deposits. State Bank Financial Corporation has agreed to pay approximately $25 million in cash for all outstanding shares of Atlanta Bancorporation. The agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close no later than the fourth quarter of 2014. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals. The transaction was approved by shareholders of Atlanta Bancorporation on June 25, 2014.

On June 24, 2014, we announced the signing of a definitive agreement with Georgia-Carolina Bancshares, Inc. and its wholly-owned subsidiary, First Bank of Georgia, in a cash and stock transaction with a purchase price of approximately $82 million, or $22.35 per share. The transaction value at the time of the merger may change due to fluctuations in the price of State Bank Financial Corporation common stock. First Bank of Georgia is headquartered in Augusta, Georgia and operates seven banking offices in the Augusta market and mortgage origination offices in the Augusta and Savannah, Georgia markets. At March 31, 2014, First Bank of Georgia had approximately $523 million of total assets, $317 million of loans and $428 million of deposits. The agreement has been unanimously approved by the Boards of Directors of both companies and is anticipated to close in the first quarter of 2015. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval by the shareholders of Georgia-Carolina Bancshares.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2014, the previous four quarters and the first half of 2014 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 1:00 p.m. EDT. The dial in number is 1.800.754.1336. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.6 billion in assets as of June 30, 2014. State Bank has locations in Metro Atlanta and Middle Georgia.
To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to our expectations with respect to the impact of the expiration of our loss share agreements, including our ability to exit loss share coverage successfully, scheduled amortization of the FDIC receivable for loss share agreements and accretion on covered loans, our ability to continue to build our core franchise, our strategic plan, including projections and expectations of future growth, and expectations with respect to our proposed merger transactions, including the expected timing, completion and other effects of the proposed transactions. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisition transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, and, with respect to the proposed transactions, the inability to obtain the requisite regulatory approvals and meet other closing terms and conditions, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2013, for a description of some of the important factors that may affect actual outcomes.

Addition Information About the Merger and Where to Find It

In connection with the proposed merger transaction with Georgia-Carolina Bancshares, Inc., State Bank Financial Corporation will file a registration statement on Form S-4 with the SEC to register State Bank Financial Corporation’s shares that will be issued to Georgia-Carolina Bancshares, Inc.’s shareholders in connection with the transaction. The registration statement will include a proxy statement of Georgia-Carolina Bancshares, Inc. and a prospectus of State Bank Financial Corporation, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about State Bank Financial Corporation, Georgia-Carolina Bancshares, Inc. and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS) BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by State Bank Financial Corporation at its website at https://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404.239.8626. Security holders may also obtain free copies of the documents filed with the SEC by Georgia-Carolina Bancshares, Inc. at its website at https://www.firstbankofga.com (which website is not incorporated herein by reference) or by contacting Thomas J. Flournoy by telephone at 706.731.6622.

State Bank Financial Corporation, Georgia-Carolina Bancshares, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Georgia-Carolina Bancshares, Inc. in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of State Bank Financial Corporation’s and Georgia-Carolina Bancshares, Inc.’s respective directors and executive officers, including shareholdings, is included in State Bank Financial Corporation’s definitive proxy statement for 2014, which was filed with the SEC on April 11, 2014, and Georgia-Carolina Bancshares, Inc.’s definitive proxy statement for 2014, which was filed with the SEC on April 14, 2014. You can obtain free copies of this document from State Bank Financial Corporation or Georgia-Carolina Bancshares, Inc., respectively, using the contact information above.

State Bank Financial Corporation 2Q14 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands, except per share amounts)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Income Statement Highlights
Total interest income on invested funds	$2,522	$2,493	$2,416	$2,587	$2,693	$29	$(171)
Interest income on noncovered loans, including fees	15,380	15,275	15,861	15,800	15,141	105	239
Accretion income on covered loans	17,087	26,536	48,065	27,978	25,787	(9,449)	(8,700)
Total interest expense	1,846	1,894	1,961	1,981	1,995	(48)	(149)
Net interest income	33,143	42,410	64,381	44,384	41,626	(9,267)	(8,483)
Provision for loan losses (noncovered loans)	1,000	—	—	905	665	1,000	335
Provision for loan losses (covered loans)	(299)	590	(98)	(636)	(1,288)	(889)	989
Amortization of FDIC receivable for loss share agreements	(1,949)	(15,292)	(31,372)	(18,971)	(20,762)	13,343	18,813
Noninterest income	3,318	3,103	3,955	4,471	4,224	215	(906)
Noninterest expense	22,076	23,083	22,718	23,124	25,461	(1,007)	(3,385)
Income before income taxes	11,735	6,548	14,344	6,491	250	5,187	11,485
Income tax expense	4,228	2,226	4,927	2,142	113	2,002	4,115
Net income	$7,507	$4,322	$9,417	$4,349	$137	$3,185	$7,370
Per Common Share Data
Basic net income per share	$.23	$.13	$.29	$.14	$—	$.10	$.23
Diluted net income per share	.22	.13	.28	.13	—	.09	.22
Cash dividends declared per share	.04	.03	.03	.03	.03	.01	.01
Book value per share at period end	13.95	13.74	13.62	13.36	13.34	.21	.61
Tangible book value per share at period end	13.58	13.36	13.24	12.97	12.94	.22	.64
Market price at period end	16.91	17.69	18.19	15.87	15.03	(.78)	1.88
Period end shares outstanding	32,130,645	32,123,645	32,094,145	32,076,645	31,926,331	7,000	204,314
Weighted Average Shares Outstanding:
Basic	32,126,260	32,094,473	32,086,781	31,998,901	31,918,677	31,787	207,583
Diluted	33,589,797	33,644,135	33,519,550	33,296,650	33,124,681	(54,338)	465,116
Average Balance Sheet Highlights
Noncovered loans, net of unearned income	$1,192,494	$1,133,802	$1,144,116	$1,140,052	$1,083,549	$58,692	$108,945
Covered loans	236,178	250,824	258,600	305,487	351,955	(14,646)	(115,777)
Loans, net of unearned income	1,428,672	1,384,626	1,402,716	1,445,539	1,435,504	44,046	(6,832)
Assets	2,585,908	2,575,216	2,559,725	2,561,802	2,644,241	10,692	(58,333)
Deposits	2,108,595	2,088,787	2,089,202	2,077,170	2,147,653	19,808	(39,058)
Liabilities	2,141,733	2,136,111	2,130,231	2,134,590	2,217,002	5,622	(75,269)
Equity	444,175	439,105	429,494	427,212	427,239	5,070	16,936
Tangible common equity	432,073	426,828	417,030	414,516	414,181	5,245	17,892
Key Metrics (1)
Return on average assets	1.16%	.68%	1.46%	.67%	.02%	.48%	1.14%
Return on average equity	6.78	3.99	8.70	4.04	.13	2.79	6.65
Yield on earning assets	5.86	7.71	11.60	8.30	7.75	(1.85)	(1.89)
Cost of funds	.35	.37	.37	.38	.37	(.02)	(.02)
Rate on interest-bearing liabilities	.45	.46	.47	.47	.46	(.01)	(.01)
Net interest margin	5.55	7.38	11.26	7.95	7.40	(1.83)	(1.85)
Average equity to average assets	17.18	17.05	16.78	16.68	16.16	.13	1.02
Leverage ratio	16.84	16.67	16.55	16.20	15.57	.17	1.27
Tier I risk-based capital ratio	27.06	27.20	27.85	26.18	25.88	(.14)	1.18
Total risk-based capital ratio	28.32	28.47	29.11	27.44	27.14	(.15)	1.18
Efficiency ratio	63.82	76.19	61.28	77.16	101.14	(12.37)	(37.32)
Average loans to average deposits	67.75	66.29	67.14	69.59	66.84	1.46	.91
Noninterest-bearing deposits to total deposits	21.82	22.02	22.00	20.50	20.22	(.20)	1.60
Nonperforming loans to total noncovered loans (2)	.16	.18	.20	.25	.32	(.02)	(.16)
Nonperforming assets to loans + ORE:
Noncovered	.22	.26	.29	.33	.42	(.04)	(.20)
Covered	9.90	13.23	15.22	15.11	13.56	(3.33)	(3.66)

(1)  Income calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q14 Financial Supplement: Table 2 Condensed Consolidated Balance Sheets Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Assets
Cash and amounts due from depository institutions	$8,333	$7,314	$8,518	$7,888	$6,783	$1,019	$1,550
Interest-bearing deposits in other financial institutions	499,400	549,593	590,231	399,267	430,937	(50,193)	68,463
Cash and cash equivalents	507,733	556,907	598,749	407,155	437,720	(49,174)	70,013
Investment securities available-for-sale	494,874	454,053	387,048	374,838	370,146	40,821	124,728
Loans receivable:
Noncovered under FDIC loss share agreements	1,230,304	1,166,913	1,123,475	1,164,854	1,123,122	63,391	107,182
Covered under FDIC loss share agreements	211,302	246,279	257,494	290,077	333,683	(34,977)	(122,381)
Allowance for loan losses (noncovered loans)	(17,885)	(16,858)	(16,656)	(16,427)	(15,805)	(1,027)	(2,080)
Allowance for loan losses (covered loans)	(17,722)	(19,182)	(17,409)	(12,075)	(17,630)	1,460	(92)
Net loans	1,405,999	1,377,152	1,346,904	1,426,429	1,423,370	28,847	(17,371)
Mortgage loans held for sale	726	1,552	897	885	753	(826)	(27)
Other real estate owned:
Noncovered under FDIC loss share agreements	729	901	965	974	1,097	(172)	(368)
Covered under FDIC loss share agreements	23,209	37,536	46,222	51,651	52,345	(14,327)	(29,136)
Premises and equipment, net	34,820	34,592	33,318	33,988	34,856	228	(36)
Goodwill	10,381	10,381	10,381	10,381	10,381	—	—
Other intangibles, net	1,663	1,824	1,986	2,150	2,449	(161)	(786)
FDIC receivable for loss share agreements, net	39,250	65,248	103,160	156,549	210,557	(25,998)	(171,307)
Other assets	60,896	77,232	71,075	62,101	64,023	(16,336)	(3,127)
Total assets	$2,580,280	$2,617,378	$2,600,705	$2,527,101	$2,607,697	$(37,098)	$(27,417)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$461,434	$471,414	$468,138	$420,269	$429,960	$(9,980)	$31,474
Interest-bearing deposits	1,653,779	1,669,647	1,660,187	1,629,642	1,696,124	(15,868)	(42,345)
Total deposits	2,115,213	2,141,061	2,128,325	2,049,911	2,126,084	(25,848)	(10,871)
Securities sold under agreements to repurchase	—	—	1,216	1,082	3,576	—	(3,576)
Notes payable	2,779	4,371	5,682	5,690	5,698	(1,592)	(2,919)
Other liabilities	13,981	30,507	28,299	41,825	46,413	(16,526)	(32,432)
Total liabilities	2,131,973	2,175,939	2,163,522	2,098,508	2,181,771	(43,966)	(49,798)
Total shareholders’ equity	448,307	441,439	437,183	428,593	425,926	6,868	22,381
Total liabilities and shareholders’ equity	$2,580,280	$2,617,378	$2,600,705	$2,527,101	$2,607,697	$(37,098)	$(27,417)
Capital Ratios
Average equity to average assets	17.18%	17.05%	16.78%	16.68%	16.16%	.13%	1.02%
Leverage ratio	16.84	16.67	16.55	16.20	15.57	.17	1.27
Tier I risk-based capital ratio	27.06	27.20	27.85	26.18	25.88	(.14)	1.18
Total risk-based capital ratio	28.32	28.47	29.11	27.44	27.14	(.15)	1.18

State Bank Financial Corporation 2Q14 Financial Supplement: Table 3 Condensed Consolidated Income Statements Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands, except per share amounts)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Total interest income on invested funds	$2,522	$2,493	$2,416	$2,587	$2,693	$29	$(171)
Interest income on noncovered loans, including fees	15,380	15,275	15,861	15,800	15,141	105	239
Accretion income on covered loans	17,087	26,536	48,065	27,978	25,787	(9,449)	(8,700)
Total interest expense	1,846	1,894	1,961	1,981	1,995	(48)	(149)
Net interest income	33,143	42,410	64,381	44,384	41,626	(9,267)	(8,483)
Provision for loan losses (noncovered loans)	1,000	—	—	905	665	1,000	335
Provision for loan losses (covered loans)	(299)	590	(98)	(636)	(1,288)	(889)	989
Net interest income after provision for loan losses	32,442	41,820	64,479	44,115	42,249	(9,378)	(9,807)
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(1,949)	(15,292)	(31,372)	(18,971)	(20,762)	13,343	18,813
Service charges on deposits	1,196	1,158	1,304	1,353	1,284	38	(88)
Mortgage banking income	163	159	153	260	289	4	(126)
Gain on sale of investment securities	12	11	—	717	—	1	12
Payroll fee income	822	953	879	727	705	(131)	117
ATM income	636	590	604	604	635	46	1
Bank-owned life insurance income	329	329	333	342	335	—	(6)
Other	160	(97)	682	468	976	257	(816)
Total noninterest income	1,369	(12,189)	(27,417)	(14,500)	(16,538)	13,558	17,907
Noninterest Expense:
Salaries and employee benefits	14,575	15,077	14,500	14,794	15,547	(502)	(972)
Occupancy and equipment	2,314	2,529	2,330	2,431	2,550	(215)	(236)
Legal and professional fees	996	1,014	1,154	954	1,280	(18)	(284)
Marketing	548	332	369	457	350	216	198
Federal deposit insurance premiums and other regulatory fees	337	334	303	939	604	3	(267)
Loan collection and OREO costs	(32)	624	733	374	1,944	(656)	(1,976)
Data processing	1,714	1,672	1,595	1,551	1,504	42	210
Amortization of intangibles	161	162	164	299	369	(1)	(208)
Other	1,463	1,339	1,570	1,325	1,313	124	150
Total noninterest expense	22,076	23,083	22,718	23,124	25,461	(1,007)	(3,385)
Income Before Income Taxes	11,735	6,548	14,344	6,491	250	5,187	11,485
Income tax expense	4,228	2,226	4,927	2,142	113	2,002	4,115
Net Income	$7,507	$4,322	$9,417	$4,349	$137	$3,185	$7,370
Basic Net Income Per Share	$.23	$.13	$.29	$.14	$—	$.10	$.23
Diluted Net Income Per Share	.22	.13	.28	.13	—	.09	.22
Weighted Average Shares Outstanding:
Basic	32,126,260	32,094,473	32,086,781	31,998,901	31,918,677	31,787	207,583
Diluted	33,589,797	33,644,135	33,519,550	33,296,650	33,124,681	(54,338)	465,116

State Bank Financial Corporation 2Q14 Financial Supplement: Table 4 Condensed Consolidated Income Statements Year to Date (Unaudited)
	Six Months Ended June 30		YTD Change
(Dollars in thousands, except per share amounts)	2014	2013
Total interest income on invested funds	$5,015	$5,195	$(180)
Interest income on noncovered loans, including fees	30,655	29,515	1,140
Accretion income on covered loans	43,623	46,423	(2,800)
Total interest expense	3,740	3,991	(251)
Net interest income	75,553	77,142	(1,589)
Provision for loan losses (noncovered loans)	1,000	1,015	(15)
Provision for loan losses (covered loans)	291	(3,673)	3,964
Net interest income after provision for loan losses	74,262	79,800	(5,538)
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(17,241)	(37,541)	20,300
Service charges on deposits	2,354	2,499	(145)
Mortgage banking income	322	595	(273)
Gain on sale of investment securities	23	364	(341)
Payroll fee income	1,775	1,537	238
ATM income	1,226	1,240	(14)
Bank-owned life insurance income	658	679	(21)
Other	63	1,431	(1,368)
Total noninterest income	(10,820)	(29,196)	18,376
Noninterest Expense:
Salaries and employee benefits	29,652	32,942	(3,290)
Occupancy and equipment	4,843	5,006	(163)
Legal and professional fees	2,010	2,881	(871)
Marketing	880	678	202
Federal insurance premiums and other regulatory fees	671	1,073	(402)
Loan collection and OREO costs	592	3,232	(2,640)
Data processing	3,386	2,941	445
Amortization of intangibles	323	739	(416)
Other	2,802	2,633	169
Total noninterest expense	45,159	52,125	(6,966)
Income (Loss) Before Income Taxes	18,283	(1,521)	19,804
Income tax expense (benefit)	6,454	(502)	6,956
Net Income (Loss)	$11,829	$(1,019)	$12,848
Basic Net Income (Loss) Per Share	$.37	$(.03)	$.40
Diluted Net Income (Loss) Per Share	.35	(.03)	.38
Weighted Average Shares Outstanding:
Basic	32,110,454	31,913,754	196,700
Diluted	33,617,054	31,913,754	1,703,300

State Bank Financial Corporation 2Q14 Financial Supplement: Table 5 Condensed Consolidated Composition of Loans and Deposits at Period Ends Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Composition of Loans
Noncovered loans:
Construction, land & land development	$271,525	$259,488	$251,043	$285,855	$295,756	$12,037	$(24,231)
Other commercial real estate	616,418	593,260	550,474	552,579	508,620	23,158	107,798
Total commercial real estate	887,943	852,748	801,517	838,434	804,376	35,195	83,567
Commercial & industrial	55,555	28,140	30,145	27,573	33,908	27,415	21,647
Owner-occupied real estate	167,129	171,221	174,858	181,882	186,652	(4,092)	(19,523)
Total commercial & industrial	222,684	199,361	205,003	209,455	220,560	23,323	2,124
Residential real estate	75,683	67,896	66,835	63,386	53,962	7,787	21,721
Consumer & other	43,994	46,908	50,120	53,579	44,224	(2,914)	(230)
Total noncovered loans	1,230,304	1,166,913	1,123,475	1,164,854	1,123,122	63,391	107,182
Covered loans:
Construction, land & land development	23,851	30,770	35,383	40,268	51,660	(6,919)	(27,809)
Other commercial real estate	54,212	65,599	67,573	77,040	91,246	(11,387)	(37,034)
Total commercial real estate	78,063	96,369	102,956	117,308	142,906	(18,306)	(64,843)
Commercial & industrial	3,070	4,216	4,271	6,378	8,059	(1,146)	(4,989)
Owner-occupied real estate	43,409	52,791	54,436	55,723	67,568	(9,382)	(24,159)
Total commercial & industrial	46,479	57,007	58,707	62,101	75,627	(10,528)	(29,148)
Residential real estate	86,371	92,509	95,240	109,806	114,036	(6,138)	(27,665)
Consumer & other	389	394	591	862	1,114	(5)	(725)
Total covered loans	211,302	246,279	257,494	290,077	333,683	(34,977)	(122,381)
Total loans	$1,441,606	$1,413,192	$1,380,969	$1,454,931	$1,456,805	$28,414	$(15,199)
Composition of Deposits
Noninterest-bearing demand deposits	$461,434	$471,414	$468,138	$420,269	$429,960	$(9,980)	$31,474
Interest-bearing transaction accounts	387,855	382,697	367,983	304,085	351,289	5,158	36,566
Savings and money market deposits	898,833	903,198	892,136	908,410	911,415	(4,365)	(12,582)
Time deposits less than $100,000	155,918	162,002	168,611	177,634	186,874	(6,084)	(30,956)
Time deposits $100,000 or greater	112,705	116,858	124,827	132,538	139,671	(4,153)	(26,966)
Brokered and wholesale time deposits	98,468	104,892	106,630	106,975	106,875	(6,424)	(8,407)
Total deposits	$2,115,213	$2,141,061	$2,128,325	$2,049,911	$2,126,084	$(25,848)	$(10,871)

State Bank Financial Corporation 2Q14 Financial Supplement: Table 6 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Nonperforming noncovered assets:
Nonaccrual loans	$1,063	$1,265	$1,396	$1,978	$2,704	$(202)	$(1,641)
Troubled debt restructurings	875	866	869	876	890	9	(15)
Total nonperforming noncovered loans	1,938	2,131	2,265	2,854	3,594	(193)	(1,656)
Other real estate owned	729	901	965	974	1,097	(172)	(368)
Total nonperforming noncovered assets	2,667	3,032	3,230	3,828	4,691	(365)	(2,024)
Nonperforming covered assets:
Other real estate owned (1)	$23,209	$37,536	$46,222	$51,651	$52,345	$(14,327)	$(29,136)
Noncovered assets:
Charge-offs	$79	$136	$67	$330	$8	$(57)	$71
Recoveries	106	338	296	47	26	(232)	80
Net (recoveries) charge-offs	$(27)	$(202)	$(229)	$283	$(18)	$175	$(9)
Ratios:
Annualized QTD net (recoveries) charge-offs to total average noncovered loans	(.01)%	(.07)%	(.08)%	.10%	(.01)%	.06%	—%
Nonperforming loans to total noncovered loans (2)	.16	.18	.20	.25	.32	(.02)	(.16)
Nonperforming assets to loans + ORE:
Noncovered	.22	.26	.29	.33	.42	(.04)	(.20)
Covered	9.90	13.23	15.22	15.11	13.56	(3.33)	(3.66)
Allowance for loan losses to loans:
Noncovered	1.45	1.44	1.48	1.41	1.41	.01	.04
Covered	8.39	7.79	6.76	4.16	5.28	.60	3.11

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q14 Financial Supplement: Table 7 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						2Q14 change vs
(Dollars in thousands)	2Q14	1Q14	4Q13	3Q13	2Q13	1Q14	2Q13
Selected Average Balances
Interest-bearing deposits in other financial institutions	$490,009	$518,362	$489,046	$398,391	$465,823	$(28,353)	$24,186
Taxable investment securities	475,739	425,158	374,416	369,485	352,955	50,581	122,784
Nontaxable investment securities	5,501	5,538	5,559	5,836	6,436	(37)	(935)
Noncovered loans receivable (1)	1,192,494	1,133,802	1,144,116	1,140,052	1,083,549	58,692	108,945
Covered loans receivable	236,178	250,824	258,600	305,487	351,955	(14,646)	(115,777)
Total earning assets	2,399,921	2,333,684	2,271,737	2,219,251	2,260,718	66,237	139,203
Total nonearning assets	185,987	241,532	287,988	342,551	383,523	(55,545)	(197,536)
Total assets	2,585,908	2,575,216	2,559,725	2,561,802	2,644,241	10,692	(58,333)
Interest-bearing transaction accounts	376,143	357,988	338,502	320,168	360,221	18,155	15,922
Savings & money market deposits	892,168	894,994	909,999	908,275	936,819	(2,826)	(44,651)
Time deposits less than $100,000	159,296	165,158	173,061	181,865	190,795	(5,862)	(31,499)
Time deposits $100,000 or greater	114,652	122,217	129,384	137,147	142,364	(7,565)	(27,712)
Brokered and wholesale time deposits	100,395	106,555	106,676	106,918	106,818	(6,160)	(6,423)
Notes payable	3,365	5,212	5,686	5,695	5,026	(1,847)	(1,661)
Securities sold under agreements to repurchase	—	727	675	2,438	5,083	(727)	(5,083)
Total interest-bearing liabilities	1,646,019	1,652,851	1,663,983	1,662,506	1,747,126	(6,832)	(101,107)
Noninterest-bearing deposits	465,941	441,875	431,580	422,797	410,636	24,066	55,305
Other liabilities	29,773	41,385	34,668	49,287	59,240	(11,612)	(29,467)
Shareholders’ equity	444,175	439,105	429,494	427,212	427,239	5,070	16,936
Total liabilities and shareholders' equity	2,585,908	2,575,216	2,559,725	2,561,802	2,644,241	10,692	(58,333)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.26%	.27%	.27%	.31%	.27%	(.01)%	(.01)%
Taxable investment securities	1.84	2.03	2.19	2.42	2.68	(.19)	(.84)
Nontaxable investment securities, tax-equivalent basis (3)	2.33	2.34	2.28	2.31	2.31	(.01)	.02
Noncovered loans receivable, tax-equivalent basis (4)	5.20	5.49	5.53	5.52	5.63	(.29)	(.43)
Covered loans receivable	29.02	42.91	73.74	36.34	29.39	(13.89)	(.37)
Total earning assets	5.86%	7.71%	11.60%	8.30%	7.75%	(1.85)%	(1.89)%
Interest-bearing transaction accounts	.12	.12	.11	.11	.10	—	.02
Savings & money market deposits	.45	.44	.43	.42	.42	.01	.03
Time deposits less than $100,000.53		.54	.55	.57	.59	(.01)	(.06)
Time deposits $100,000 or greater	.66	.69	.67	.71	.72	(.03)	(.06)
Brokered and wholesale time deposits	.95	.93	.93	.93	.93	.02	.02
Notes payable	10.37	11.52	11.44	11.49	10.77	(1.15)	(.40)
Securities sold under agreements to repurchase	—	—	—	.16	.08	—	(.08)
Total interest-bearing liabilities	.45	.46	.47	.47	.46	(.01)	(.01)
Net interest spread	5.41	7.25	11.13	7.83	7.29	(1.84)	(1.88)
Net interest margin	5.55%	7.38%	11.26%	7.95%	7.40%	(1.83)%	(1.85)%

(1)  Includes average nonaccrual loans of $1,970 for 2Q14, $2,098 for 1Q14, $2,642 for 4Q13, $2,371 for 3Q13, and $4,136 for 2Q13.
(2)  Annualized for the applicable period.
(3)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $11 for 2Q14, $11 for 1Q14, $11 for 4Q13, $12 for 3Q13, and $13 for 2Q13.
(4)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $66 for 2Q14, $65 for 1Q14, $97 for 4Q13, $72 for 3Q13, and $73 for 2Q13.